Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On October 2, 2013, Cubic Energy Inc. (the “Company”) consummated all of the following transactions, which are referred to herein, collectively, as the “Recent Transactions.” This date will be considered as the effective date for the purposes of recording the financing transactions, acquisitions and new operations on the books and records of the Company.

Formation of New Subsidiaries

The Company approved the formation and capitalization of two new, wholly owned direct subsidiaries (Cubic Asset Holding, LLC, a Delaware limited liability company (“Cubic Asset Holding”), and Cubic Louisiana Holding, LLC, a Delaware limited liability company (“Cubic Louisiana Holding”)) and two new, wholly owned indirect subsidiaries (Cubic Asset LLC, a Delaware limited liability company and a direct subsidiary of Cubic Asset Holding (“Cubic Asset”), and Cubic Louisiana, LLC, a Delaware limited liability company and a direct subsidiary of Cubic Louisiana Holding (“Cubic Louisiana”)).

Senior Secured Notes Financing

The Company entered into a Note Purchase Agreement dated October 2, 2013 (the “Note Purchase Agreement”), pursuant to which the Company issued an aggregate of $66.0 million of senior secured notes due October 2, 2016 (the “Notes”) to certain purchasers.  The Notes bear interest at the rate of 15.5% per annum, in cash, payable quarterly; provided, however, that interest for the first six months following the closing shall be paid 7.0% per annum in cash and 8.5% per annum in additional Notes.  The indebtedness under the Note Purchase Agreement is secured by substantially all of the assets of the Company, including a first priority lien over all of the assets of the Company, Cubic Asset and Cubic Asset Holding and a second priority lien over all of the assets of Cubic Louisiana and Cubic Louisiana Holding.

Issuance of Warrants and Series C Redeemable Preferred Stock

Pursuant to the terms of a Warrant and Preferred Stock Agreement, dated as of October 2, 2013 (the “Warrant and Preferred Stock Agreement”), and in connection with the issuance and sale of the Notes under the Note Purchase Agreement, the Company issued certain warrants and shares of Series C Voting Preferred Stock, par value $0.01 per share (the “Series C Voting Preferred Stock”), to certain purchasers of the Notes and their affiliates (the “Investors”).  The Company issued warrants exercisable for (a) an aggregate of 65,834,549 shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), at an exercise price of $0.01 per share (the “Class A Warrants”), and (b) an aggregate of 32,917,275 shares of Common Stock, at an exercise price of $0.50 per share (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”).

The Company also issued an aggregate of 98,751.824 shares of Series C Voting Preferred Stock to the Investors.  The holders of the Series C Voting Preferred Stock are entitled to vote, together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock of the Company.  The holders of Series C Voting Preferred Stock are entitled, in the aggregate, to a number of votes equal to the number of shares of Common Stock that would be issuable upon the exercise of all outstanding Warrants on a Full Physical Settlement basis (as defined in the Warrant and Preferred Stock Agreement).  The holders of Series C Voting Preferred Stock are not entitled to receive any dividends from the Company.  Shares of the Series C Voting Preferred Stock have a stated value of $0.01 per share and may be redeemed at the option of the holders thereof at any time.

Hedging Transaction

We, through our subsidiary Cubic Asset, entered into a Call Option Structured Derivative contract with a third party that resulted in an upfront volumetric production payment (“VPP”), at closing of approximately $35,000,000, through the sale of calls.  Under the terms of the VPP, Cubic sold calls to the third party (i) covering approximately 556,000 barrels of oil at a price set between $80 per barrel and $90 per barrel, and (ii) covering approximately 51.3 million Mcf of gas at a price set at $3.65 per Mcf for the 2013 calendar year, $3.90 per Mcf for the 2014 calendar year, and a to be determined price for calendar years 2015 through 2018. The scheduled volumes under the VPP relate to production months from October 2013 through December 2018 and are to be delivered to, or sold on behalf of the third party free of all costs associated with the production and development of the underlying properties. Once the scheduled volumes have been delivered, the commitment will terminate.  We retained the obligation to prudently operate and produce the properties during the term of the VPP, and the third party assumed all risks related to the adequacy of the associated reserves to fully recoup the scheduled volumes and also assumed all risks associated with product price decreases.  We are subject to all risks associated with product price increases above the specified call prices. As a result, the VPP will be accounted for as deferred revenues, with the sales proceeds being deferred and amortized into oil and gas sales as the scheduled volumes are produced.

Wells Fargo Debt Restructuring

Cubic Louisiana and Wells Fargo Energy Capital, Inc. (“WFEC”) entered into an Amended and Restated Credit Agreement dated October 2, 2013 (the “Credit Agreement”).  In conjunction with entering into the Credit Agreement, the Company assigned all of its previously held oil and gas interests that it held in Northwest Louisiana to Cubic Louisiana (the “Legacy Louisiana Assets”).  Pursuant to the terms of the Credit Agreement, the Company repaid the $5 million term loan payable to WFEC, and Cubic Louisiana assumed the remaining unpaid debt to WFEC, which amount was $20,865,110 as of that date.  That debt is reflected in a term loan bearing interest at the Wells Fargo Bank prime rate, plus 2%, per annum.  In the event that Cubic Louisiana does not have available cash to pay interest on the Credit Facility, accrued and unpaid interest will be paid in kind via an additional promissory note.  As part of the Credit Agreement, WFEC is providing a revolving credit facility in the amount of up to $10,000,000, bearing interest at the same rate, with all advances under that revolving credit facility to be made in the sole discretion of WFEC.  The indebtedness to WFEC pursuant to the Credit Agreement is secured by a first priority lien over all of the assets of Cubic Louisiana and Cubic Louisiana Holdings.  The other oil and gas properties of Cubic and its other subsidiaries, including the assets acquired from Gastar, Navasota and Tauren, as described below, do not secure the indebtedness under the Credit Agreement.

Conversion of Wallen Note and Series A Convertible Preferred Stock into Series B Convertible Preferred Stock

The Company entered into and consummated the transactions contemplated by a Conversion and Preferred Stock Purchase Agreement dated as of October 2, 2013 (the “Conversion Agreement”) with Calvin A. Wallen III, the Company’s Chairman, President and Chief Executive Officer and Langtry Mineral & Development, LLC, an entity controlled by Mr. Wallen.  Pursuant to the terms of the Conversion Agreement, (a) Langtry was issued 12,047 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $12,047,000, in exchange for the cancellation of all of the issued and outstanding shares of Series A Convertible Preferred Stock held by Langtry and (b) Mr. Wallen was issued 2,115 shares of Series B Convertible Preferred Stock, with an aggregate stated value of $2,115,000, in exchange for the cancellation of a promissory note payable to Mr. Wallen in the principal amount of $2,000,000, plus $114,986 of accrued and unpaid interest.

The Series B Convertible Preferred Stock is entitled to dividends at a rate of 9.5% per annum and, subject to certain limitations, is convertible into the Common Stock at an initial conversion price of $0.50 per share of Common Stock. The holders of the Series B Convertible Preferred Stock are entitled to vote (on an as-converted basis), together with holders of Common Stock, as a single class with respect to all matters presented to holders of Common Stock.

Acquisition of Properties from Gastar

The Company consummated the transactions contemplated by the previously announced Purchase and Sale Agreement dated as of April 19, 2013 (the “Gastar Agreement”) with Gastar Exploration Texas, LP (“Gastar”) and Gastar Exploration USA, Inc.  Pursuant to the Gastar Agreement, the Company acquired proven reserves, oil & natural gas production and undeveloped leasehold interests in Leon and Robertson Counties, Texas.  The acquired properties include approximately 17,400 net acres of leasehold interests.  The acquisition price paid by the Company at closing was $39,118,830, following various adjustments set forth in the Gastar Agreement, and including the various deposits paid prior to the closing date.  For purposes of allocating revenues and expenses and capital costs between Gastar and the Company, such amounts were netted effective January 1, 2013 and have been recorded as an adjustment to the purchase price.

Acquisition of Properties from Navasota

On September 27, 2013, the Company entered into a Purchase and Sale Agreement (the “Navasota Agreement”) with Navasota Resources Ltd., LLP (“Navasota”).  On October 2, 2013, pursuant to the Navasota Agreement, the Company acquired proven reserves, oil & natural gas production and undeveloped leasehold interests in Leon and Robertson Counties, Texas.  The leasehold interests acquired from Navasota generally consist of additional fractional interests in the properties acquired pursuant to the Gastar Agreement, comprising approximately 6,400 net acres.  The acquisition price paid by the Company was $19,400,000.

Acquisition of Properties from Tauren

The Company entered into and consummated the transactions contemplated by a Purchase and Sale Agreement dated as of October 2, 2013 (the “Tauren Agreement”) with Tauren Exploration, Inc. (“Tauren”), an entity controlled by Mr. Wallen.  Pursuant to the Tauren Agreement, the Company acquired well bores, proven reserves, oil & natural gas production and undeveloped leasehold interests in the Cotton Valley formation in DeSoto and Caddo Parishes, Louisiana.  The acquired properties include approximately 5,600 net acres of leasehold interests.  The acquisition price paid by the Company was $4,000,000 in cash and 2,000 shares of the Company’s Series B Convertible Preferred Stock with an aggregate stated value of $2,000,000.  The Tauren Agreement was unanimously approved by the Company’s board of directors, excluding Mr. Wallen.  In addition, the Company obtained an opinion from Blackbriar Advisors, LLC, which concluded that the terms of the Tauren Agreement were fair, from a financial perspective, to the Company.

The accompanying unaudited condensed pro forma financial statements give effect to the Recent Transactions.

The following unaudited pro forma financial information is derived from the historical financial statements of the Company and reflect the impact of the Recent Transactions. The Unaudited Pro Forma Condensed Balance Sheet of the Company as of September 30, 2013 has been prepared assuming the Recent Transactions were consummated on September 30, 2013. The Unaudited Pro Forma Condensed Statements of Operations of the Company for the year ended June 30, 2013 and for the three month period ended September 30, 2013 have been prepared assuming the Recent Transactions were consummated on July 1, 2012. The bargain purchase gain recognized on the purchases from Tauren has not been reflected in the pro forma statement of operations for the year ended June 30, 2013 in order to provide a more meaningful and relevant presentation of what results of operations, not related to the one-time effects of the purchase transaction, might have been had the transaction occurred at the beginning of the reporting period. These unaudited pro forma condensed financial statements should be read in conjunction with the notes hereto and the consolidated financial statements and notes thereto of the Company filed on Form 10-K for the year ended June 30, 2013 and on Form 10-Q for the three months ended September 30, 2013.

The unaudited pro forma condensed financial information is not indicative of the financial position or results of operations of the Company that would have actually occurred if the Recent Transactions had occurred at the dates presented or which may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to normal oil and natural gas production declines, reductions in prices paid for oil or natural gas, future acquisitions or dispositions and other factors.

Cubic Energy, Inc.

Unaudited Pro Forma Condensed Balance Sheet

September 30, 2013

		Pro Forma Adjustments
	Historical	Transactions		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$182,038	$25,109,933	(a)	$25,291,971
Accounts receivable - trade	478,252	—		478,252
Due from Affiliates	21,271	—		21,271
Prepaid expenses	74,758	—		74,758
Total current assets	$756,319	$25,109,933		$25,866,252

PROPERTY, PLANT and EQUIPMENT:

Oil and gas properties, full cost method:
Proved properties (including wells and related equipment and facilities)	$33,849,723	$87,872,402	(b)	$121,722,125
Unproven properties	—	7,101,000	(b)	7,101,000
Office and other equipment	30,227	—		30,227
Oil and gas properties, and equipment, at cost	$33,879,950	$94,973,402		$128,853,352

Less accumulated depreciation, depletion and amortization	19,825,934			19,825,934
Oil and gas properties, and equipment, net	$14,054,016	$94,973,402		$109,027,418

OTHER ASSETS:
Loan costs	$—	$3,993,144	(c)	$3,993,144
Acquisition costs	$4,700,000	$(4,700,000	)(e)	$—
Total other assets	$4,700,000	$(706,856)		$3,993,144

TOTAL ASSETS	$19,510,335	$119,376,479		$138,886,814

LIABILITIES AND STOCKHOLERS’ EQUITY

CURRENT LIABILITIES:
Notes payable - WFEC - term note	$5,000,000	$(5,000,000	)(g)	$—
Notes payable - WFEC - revolver	20,865,110	—		20,865,110
Note payable to affiliate	2,000,000	(2,000,000	)(j)	—
Accounts payable and accrued expenses	2,880,559	(968,298	)(j)	1,912,261
Due to affiliates	4,528,299	(4,500,000	)(f)	28,299
Total current liabilities	$35,273,968	$(12,468,298)		$22,805,670

LONG-TERM LIABILITIES:
Long-term debt	$—	$66,000,000	(p)	$59,278,845
		(6,720,167	)(n)
		(988	)(r)
Obligation under VPP contract	—	35,091,536	(q)	35,091,536
Asset Retirement Obligation	—	5,449,255	(h)	5,449,255
Total long-term liabilities	$—	$99,819,636		$99,819,636

Redeemable Preferred stock - Series C voting $.01 stated value, 98,751.823 shares issued	$—	$988	(r)	$988

STOCKHOLDERS’ EQUITY:

Preferred stock - Series A - $.01 par value, authorized 165,000 shares, 120,468 issued	$1,205	$(1,205	)(i)	$—
Additional paid-in capital	12,045,595	(12,045,595	)(i)	—

Preferred stock - Series B - $.01 par value, 16,162 issued	—	162	(j)	162
Additional paid-in capital	—	15,112,624	(j)	15,112,624
Common stock - $.05 par value,
Authorized 200,000,000 shares, 77,505,908 shares issued and outstanding at September 30, 2013	3,871,670	—		3,871,670
Additional paid-in capital	56,927,219	6,720,167	(n)	63,647,386
Accumulated deficit	(88,609,322)	22,238,000	(s)	(66,371,322)
Total stockholders’ equity	(15,763,633)	32,024,153		16,260,520

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,510,335	$119,376,479		$138,886,814

See accompanying notes to unaudited pro forma condensed financial statements.

Cubic Energy, Inc.

Unaudited Pro Forma Condensed Statements of Operations

Year ended June 30, 2013

		Pro Forma Adjustments
		for
		Recent
	Historical	Transactions		Pro Forma

REVENUES:

Natural gas	$3,843,420	$15,040,866	(k)	$18,884,286
Condensate and oil	—	2,263,322	(k)	2,263,322
NGLs	—	107,821	(k)	107,821
Total revenue	$3,843,420	$17,412,009		$21,255,429

EXPENSES:

Production taxes	$—	$119,636	(l)	$119,636
Lease operating expense	1,872,186	9,523,105	(l)	11,395,291
Depreciation, depletion and amortization	3,248,260	14,629,776	(m)	17,878,036
Accretion of asset retirement obligation		347,712	(o)	347,712
General and administrative expenses	2,332,946	—		2,332,946

Total expenses	7,453,392	24,620,229		32,073,621

(LOSS) INCOME FROM OPERATIONS	$(3,609,972)	$(7,208,220)		$(10,818,192)

OTHER INCOME (EXPENSE):
Other income	$666,270	$—		$666,270
Amortization of debt discount		$(2,772,145	)(n)	(2,772,145)
Amortization of loan costs	(2,470,516)	(8,509,823	)(d)	(10,980,339)
Interest expense	(520,000)	(10,645,774	)(p)	(11,165,774)

Total non-operating income (expense)	(2,324,246)	(21,927,742)		(24,251,988)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(5,934,218)	(29,135,962)		(35,070,180)

Provision for (benefit of) income taxes	—	—		—
NET LOSS	$(5,934,218)	$(29,135,962)		$(35,070,180)

Dividends on preferred shares	(917,300)	—		(917,300)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	(6,851,518)	(29,135,962)		(35,987,480)

NET LOSS PER COMMON SHARE
- basic and diluted	(0.09)	(0.38)		(0.47)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	77,263,381	77,263,361		77,263,361

See accompanying notes to unaudited pro forma condensed financial statements.

Cubic Energy, Inc.

Unaudited Pro Forma Condensed Statements of Operations

Three months ended September 30, 2013

		Pro Forma Adjustments
		for
		Recent
	Historical	Transactions		Pro Forma

REVENUES:

Natural gas	$866,702	$3,233,996	(k)	$4,100,698
Condensate and oil	—	588,042	(k)	588,042
NGLs	—	12,804	(k)	12,804
Total revenue	$866,702	$3,834,842		$4,701,544

EXPENSES:

Production taxes	$—	$30,299	(l)	$30,299
Lease operating expense	315,628	1,914,304	(l)	2,229,932
Depreciation, depletion and amortization	691,853	3,024,201	(m)	3,716,054
Accretion of asset retirement obligation		86,928	(o)	86,928
General and administrative expenses	1,207,827	—		1,207,827

Total expenses	2,215,308	5,055,732		7,271,040

(LOSS) INCOME FROM OPERATIONS	$(1,348,606)	$(1,220,890)		$(2,569,496)

OTHER INCOME (EXPENSE):
Other income	$9	$—		$9
Amortization of debt discount		(696,823	)(n)	(696,823)
Amortization of loan costs	(1,260,659)	(214,494	)(d)	(1,475,153)
Interest expense	—	(2,729,156	)(p)	(2,729,156)

Total non-operating income (expense)	(1,260,650)	(3,640,473)		(4,901,132)

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(2,609,256)	(4,861,363)		(7,470,628)

Provision for (benefit of) income taxes	—	—		—
NET LOSS	$(2,609,256)	$(4,861,363)		$(7,470,628)

Dividends on preferred shares	(243,000)	—		(243,000)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	(2,852,256)	(4,861,363)		(7,713,628)

NET LOSS PER COMMON SHARE
- basic and diluted	(0.04)	(0.06)		(0.10)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	77,431,832	77,431,832		77,431,862

See accompanying notes to unaudited pro forma condensed financial statements.

Pro Forma adjustments

The Unaudited Pro Forma Condensed Balance Sheet as of  September 30 2013 and the Unaudited Pro Forma Condensed Statements of Operations for the three months ended September 30, 2013 and for the year ended June 30, 2013 have been derived from the year-end June 30, 2013 audited financial statements of the Company, from the year ended December 31, 2012 audited Statements of Revenue and Direct Operating Expenses of the Acquired Properties, and from the reviewed financial statements of the Company, for the three months ended September 30, 2013 and of the Acquired Properties for the nine months ended September 30, 2013.  The pro forma financial information was accumulated from the underlying monthly financial data from each entity during the respective periods, with adjustments made to reflect the application of generally accepted accounting principles for business combinations had such acquisitions been made at the beginning of the reporting period (see table below). The monthly financial data and the adjustments made to reflect the business combination have not been subjected to any auditing or review procedures by our independent registered public accounting firm.

The following table presents a reconciliation from amounts set forth in the audited Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2012 and the unaudited Statement of Revenues and Direct Operating Expenses for the nine months ended September 30, 2013, to show the corresponding amounts during the Company’s fiscal year ended June 30, 2013 and the Company’s fiscal quarter ended September 30, 2013.

					DIRECT OPERATING EXPENSES:				REVENUES IN EXCESS OF
	REVENUES:					Lease		Total direct	DIRECT
DATES	Natural Gas	Condensate and oil	NGLs	Total revenue	Production taxes	operating costs	Volume shortfall costs	operating expenses	OPERATING EXPENSES
GASTAR

January 1, 2012 - June 30, 2012	4,113,519	880,200	—	4,993,719	45,735	2,741,006	948,531	3,735,272	1,258,447

July 1, 2012 - December 31, 2012	5,377,620	751,683	—	6,129,303	42,431	2,630,862	1,042,601	3,715,894	2,413,409
January 1, 2013 - June 30, 2013	5,232,071	674,326	—	5,906,397	37,289	2,071,456	1,202,894	3,311,639	2,594,758
Total for year ended June 30, 2013	10,609,691	1,426,009	—	12,035,700	79,720	4,702,318	2,245,495	7,027,533	5,008,167

July 1, 2013 - September 30, 2013	2,286,526	310,709	—	2,597,235	16,838	792,923	643,816	1,453,577	1,143,658

NAVASOTA

January 1, 2012 - June 30, 2012	1,594,255	398,664	—	1,992,919	14,555	1,015,992	—	1,030,547	962,372

July 1, 2012 - December 31, 2012	2,093,758	343,286	—	2,437,044	14,517	1,120,292	—	1,134,809	1,302,235
January 1, 2013 - June 30, 2013	2,036,724	439,914	—	2,476,638	21,011	972,243	—	993,254	1,483,384
Total for year ended June 30, 2013	4,130,482	783,200	—	4,913,682	35,528	2,092,535	—	2,128,063	2,785,619

July 1, 2013 - September 30, 2013	906,086	266,563	—	1,172,649	12,304	395,639	—	407,943	764,706

TAUREN

January 1, 2012 - June 30, 2012	98,651	48,379	46,571	193,600	6,599	257,496	—	264,095	(70,495)

July 1, 2012 - December 31, 2012	116,969	26,571	26,707	170,247	3,757	280,896	—	284,653	(114,406)
January 1, 2013 - June 30, 2013	183,724	27,542	81,114	292,380	631	201,861	—	202,492	89,888
Total for year ended June 30, 2013	300,693	54,113	107,821	462,627	4,388	482,757	—	487,145	(24,518)

July 1, 2013 - September 30, 2013	41,384	10,770	12,804	64,958	1,157	81,926	—	83,083	(18,125)

TOTALS
Year ended December 31, 2012 (a)	13,394,772	2,448,783	73,277	15,916,832	127,594	8,046,544	1,991,132	10,165,270	5,751,562
Nine months ended September 30, 2013 (a)	10,686,515	1,729,824	93,918	12,510,257	89,230	4,516,048	1,846,710	6,451,989	6,058,269

Year ended June 30, 2013 (b)	15,040,866	2,263,322	107,821	17,412,009	119,636	7,277,610	2,245,495	9,642,741	7,769,268
Three months ended September 30, 2013 (b)	3,233,996	588,042	12,804	3,834,842	30,299	1,270,488	643,816	1,944,603	1,890,239

(a) Reflects amounts in the audited Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2012 and the unaudited Statement of Revenues and Direct Operating Expenses for the nine months ended September 30, 2013, respectively.

(b)  Reflects the aggregate of the amounts set forth above for each of the Acquired Properties for the respective periods.

The following table shows the purchase price allocation as of the acquisition of October 2, 2013:

	Gastar	Navasota	Tauren
	Acquisition	Acquisition	Acquisition	Total
Assets acquired:
Unproved	6,029,000	1,072,000		7,101,000
Proved developed and undeveloped	42,097,666	18,828,737	26,946,000	87,872,403

Total Assets	48,126,666	19,900,737	26,946,000	94,973,403

Liabilities assumed:
Asset Retirement Obligation	(4,289,616)	(1,159,639)		(5,449,255)

Total Purchase Price	43,837,050	18,741,098	26,946,000	89,524,148

(a)         To record the net cash proceeds received from the investors by the Company, net of initial purchasers’ discount and expenses and less the net purchase price of the Acquired Properties.

(b)         To record additional property, plant and equipment acquired and additional asset retirement obligation (full cost method) as of September 30, 2013 for the Acquired Properties, net of purchase price adjustments of $3.4 million to reflect the effective date of January 1, 2013, for the Gastar portion of the Acquired Properties.

(c)          To record the $4.0 million in loan costs at September 30, 2013.

(d)         To record loan costs amortization paid associated with the financing and the Acquired Properties   for the year ended June 30, 2013 and the three months ended September 30, 2013.

(e)          To record the application of the $4.7 million deposit previously paid for the Acquired Properties at September 30, 2013.

(f)           To record payments to affiliates of $4.5 million for short-term advances.

(g)          To record the retirement of the Wells Fargo Energy Capital $5 million senior term note outstanding balance at September 30, 2013.

(h)         To record asset retirement obligation liability at September 30, 2013 for the Acquired Properties.

(i)             To record the conversion of 120,468 shares Series A Convertible Preferred Stock of the Company held by Langtry Mineral & Development, LLC completed on October 2, 2013.

(j)            To record the issuance of 16,162 shares of the Company’s Series B Convertible Preferred Stock, as consideration for converting all of the issued and outstanding shares of Series A Convertible Preferred Stock, as repayment of the $2 million note and accrued interest owed to Mr. Wallen, by the Company and for acquisition of certain oil & gas interests.

(k)         To record natural gas, condensate and oil and NGLs sales revenues for the Acquired Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013, as applicable.

(l)             To record direct operating expenses for the Acquired Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013, as applicable.

(m)     To record additional depreciation, depletion and amortization (“DD&A”) expense for the Acquired Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013, as applicable under the full cost method of accounting. The properties acquired from

Navasota generally consist of additional percentage interests in the same oil and gas properties acquired from Gastar.  Therefore, we estimated the proved reserves attributable to the properties acquired from Navasota as of December 31, 2012 based on the reserve report obtained with respect to the properties acquired from Gastar, but giving effect to the increased percentage interests.  In order to provide reserve estimates as of June 30, 2013, the end of our latest fiscal year, we subtracted actual production from these properties for the period from January 1, 2013 through June 30, 2013 from that combined estimate as of December 31, 2012.The properties acquired from Tauren generally consist of additional percentage interests in the same oil and gas properties previously held by us.  Therefore, we estimated the proved reserves attributable to the properties acquired from Tauren as of June 30, 2013 based on the reserve report previously obtained by us covering those properties, but giving effect to the increased percentage interests.

(n)         To record the fair value of the newly issued Class A Warrants and Class B Warrants issued in connection with the borrowings to fund the Acquired Properties recorded as a debt discount and an increase to additional paid-in-capital and to record the amortization of the debt discount over the term of the borrowings, for the year ended June 30, 2013 and for the three months ended September 30, 2013.

(o)         To record additional accretion expense on the asset retirement obligation for the Acquired Properties for the year ended June 30, 2013 and for the three months ended September 30, 2013.

(p)         To record interest expense based on borrowings to fund the acquisition of the Acquired Properties, net of the repayment of the $5 million senior term note to Wells Fargo Energy Capital, resulting in a net increase in interest expense for the year ended June 30, 2013 and for the three months ended September 30, 2013.

(q)         To record the $35.0 million upfront payment to the Company from the Call Option Structured Derivative contract at September 30, 2013. The Company, through its subsidiary Cubic Asset, entered into a Call Option Structured Derivative contract with a third party that resulted in an upfront volumetric production payment (“VPP”), at closing of approximately $35,000,000, through the sale of calls.  Under the terms of the VPP, Cubic sold calls to the third party (i) covering approximately 556,000 barrels of oil at a price set between $80 per barrel and $90 per barrel, and (ii) covering approximately 51.3 million Mcf of gas at a price set at $3.65 per Mcf for the 2013 calendar year, $3.90 per Mcf for the 2014 calendar year, and a to be determined price for calendar years 2015 through 2018. The scheduled volumes under the VPP relate to production months from October 2013 through December 2018 and are to be delivered to, or sold on behalf of the third party free of all costs associated with the production and development of the underlying properties. Once the scheduled volumes have been delivered, the commitment will terminate.  Cubic retained the obligation to prudently operate and produce the properties during the term of the VPP, and the third party assumed all risks related to the adequacy of the associated reserves to fully recoup the scheduled volumes, and also assumed all risks associated with product price decreases. The Company is subject to all risks associated with product price increases above the specified call prices.  As a result, the VPP will be accounted for as deferred revenues, with the sales proceeds being deferred and amortized into oil and gas sales as the scheduled volumes are produced.

(r)            To record 98,751.823 shares of Series C Voting redeemable Preferred Stock issued and outstanding as of October 2, 2013. These shares have a stated valued at $0.01 per share and were recorded at that amount. These are voting shares, but are not entitled to dividends. They are redeemable at their stated value, which is an aggregate of $988. This amount was recorded as a long-term liability on the balance sheet for the three months ended September 30, 2013.

(s)           To record gain on acquisition of Tauren assets that were acquired for $4,000,000 of cash and 2,000,000 shares of Series B preferred stock.  The acquisition was valued at $26,946,000 by an independent third party that resulted in a gain of $22,238,000, which is recorded as an increase in retained earnings.